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                                                                     Exhibit 5.1

                                October 23, 1997




Outdoor Systems, Inc.
2502 North Black Canyon Highway
Phoenix, Arizona 85009

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have served as counsel for Outdoor Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 6,395,556 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"), the Agreement and Grant of Option dated as of April 3, 1989, between the Company and Arturo R. Moreno, as amended by the First Amendment to the Agreement and Grant of an Option dated as of January 1, 1991 (the "Moreno Agreement") and the Agreement and Grant of Option dated as of January 1, 1991, between the Company and Wally C. Kelly (the "Kelly Agreement" and, together with the Director Plan and the Moreno Agreement, the "Plans").

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plans as we have deemed necessary and advisable.

      In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

      We express no opinion as to matters under or involving laws other than the laws of the State of Georgia and the Delaware General Corporation Law.
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Outdoor Systems, Inc.
October 20, 1997
Page 2




      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

      1.    The Shares have been duly authorized; and

      2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plans, such Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,



                         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP